Exhibit 99.2

Coinstar, Inc. Announces Closing of Senior Note Offering

BELLEVUE, Wash.—March 12, 2013—Coinstar, Inc. (Nasdaq: CSTR) today announced that it has consummated its private offering to sell $350 million in aggregate principal amount of senior unsecured notes due 2019 (the “Notes”). The Notes were sold to investors at a price of 100.000% of the principal amount thereof and will have an interest rate of 6.000% per annum with semi-annual cash interest payments. Coinstar intends to use the proceeds from the offering for general corporate purposes, which may include but is not limited to maintenance or repayment of outstanding debt, acquisitions or other investments, and payment of other corporate expenses.

This press release is for informational purposes only. The Notes have been offered and sold only to qualified institutional buyers in the United States in reliance on the exemption from registration set forth in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S of the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor has there been any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD and video game rental and Coinstar® self-service coin-counting brands. The company has approximately 43,700 Redbox DVD kiosks and 20,300 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. Redbox also offers DVD rentals through additional kiosks acquired from NCR Corporation in June 2012.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will,” “expect,” “intend,” “anticipate” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this release include statements regarding the offering of the Notes. Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by Coinstar or its management, as well as from risks and uncertainties beyond Coinstar’s control. Such risks and uncertainties include, but are not limited to, the use of proceeds relating to the Notes offering, changes in Coinstar’s strategic and financial objectives, and the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect Coinstar, please review “Risk Factors” and other disclosures described in Coinstar’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as other public filings with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar’s expectations as of the date of this release. Coinstar undertakes no obligation to update the information provided herein.

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SOURCE

Coinstar, Inc.

Contact:

Rosemary Moothart, Director of Investor Relations, Coinstar, Inc., 425-943-8140, rosemary.moothart@coinstar.com